UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): December 3, 2019

BOWL AMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	01-7829	54-0646173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  6446 Edsall Road, Alexandria, VA 22312

(Address of principal executive offices, including zip code)

           (703) 941-6300

(Registrant’s telephone number, including area code)

           Not Applicable

(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock (par value $.10)	BWL-A	NYSE American

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2019, the Board of Directors of Bowl America Incorporated (the “Company”) named Cheryl A. Dragoo as the Company’s Chief Executive Officer and President effective immediately. Ms. Dragoo had been serving as the Company’s Interim Chief Executive Officer and Interim President since January 14, 2019. Mrs. Dragoo, age 71, has been employed by the Company since 1972 and has been a Director since 2008. She has worked in bowling centers and in all areas of the Company’s accounting department, becoming Controller in 1992, Chief Financial Officer in 2002 and Senior Vice President in 2009. As President and Chief Executive Officer, Mrs. Dragoo will continue to receive the same compensation arrangement, which is described in the Company’s Form 8-K filed with the SEC on October 1, 2019 and is incorporated herein by reference.

Mrs. Dragoo has no family relationships with any executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07.           Submission of Matters to a Vote of Security Holder.

On December 3, 2019, the Company held an annual meeting of its stockholders for the following purposes:

1. To elect five nominees as directors as follows:

The Board of Directors nominated two nominees to stand for election by the holders of the Company’s Class A Common Stock at the 2019 meeting and each of the nominees were elected by a plurality of votes cast by the Class A shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the next annual meeting and until their successors are elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Allan L. Sher	2,347,356	420,915	0
Nancy Hull	2,759,770	8,501	0

The Board of Directors nominated three nominees to stand for election by the holders of the Company’s Class B Common Stock at the 2019 meeting and each of the nominees were elected by a plurality of votes cast by the Class B shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the next annual meeting and until their successors are elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Ruth E. Macklin	14,024,060	0	0
Merle Fabian	14,024,060	0	0
Cheryl A. Dragoo	14,024,060	0	0

2. To approve an advisory resolution on executive compensation as follows:

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company asked stockholders to approve an advisory resolution on executive compensation, commonly referred to as “say on pay”. In accordance with the voting results listed below, the advisory resolution on executive compensation was approved.

FOR	AGAINST	ABSTAIN
16,507,138	191,504	93,689

3. To conduct an advisory vote on the frequency of future advisory votes on executive compensation as follows:

 Pursuant to Section 14A of the Exchange Act, stockholders were asked to vote on whether future advisory votes on executive compensation should occur every year, every 2 years or every 3 years. In accordance with the voting results listed below, the stockholders recommend an advisory vote on executive compensation every year. As a result, the Company will have an advisory vote on executive compensation every year.

1 Year	2 Years	3 Years	Abstain
16,535,214	3,878	158,743	94,496

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWL AMERICA INCORPORATED

Date: December 4, 2019	By:	/s/ Cheryl A. Dragoo
Cheryl A. Dragoo
President and Chief Executive Officer

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